SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

       Date of Report (Date of Earliest Event Reported): December 1, 2003


                          WYOMING OIL & MINERALS, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Wyoming                    0-7919                    83-0217330
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 (State of other jurisdiction       (Commission              (I.R.S. Employer
       of incorporation)             File Number)           Identification No.)


                          5525 Erindale Dr., Suite 201
                        Colorado Springs, Colorado 80918
                --------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number including area code: (719) 260-8509
                                                           --------------





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Item 4.           CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     In a letter dated November 25, 2003, but received on December 1, 2003, Wyoming Oil & Minerals, Inc. (the "Company") was notified that Maurice M. Morton, CPA, had resigned as its principal accountant and auditor. The reports of Maurice M. Morton, CPA for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the Company's two most recent fiscal years and the interim period through December 1, 2003, there were no disagreements with Mr. Morton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedure which, if not resolved to his satisfaction would have caused Mr. Morton to make reference to the matter in his report. Further, through December 1, 2003, the Company has not received notice from Mr. Morton of any reportable events as that term is described in Item 304(a)(1)(iv)(B) of Regulation S-B.

     The Company has requested Mr. Morton to furnish it a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of the letter, dated December 3, 2003, is filed as Exhibit 16 to this Form 8-K.

     Following the resignation of Mr. Morton as its principal accountant and independent auditor, the Company engaged Stark Winter Schenkein & Co., LLP in that capacity. That engagement was approved by the Company's Board of Directors on December 2, 2003. During the two most recent fiscal years and the interim period through December 2, 2003, the Company has not consulted Stark Winter Schenkein & Co., LLP, regarding any matter requiring disclosure in this Form 8-K.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits

          a.   Not applicable.

          b.   Not applicable.

          c.   Exhibits.

          16. Letter, dated December 3, 2003, from former certifying accountant, Maurice M. Morton, CPA






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                                    SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           WYOMING OIL & MINERALS, INC.

Date: December 5, 2003                 By: /s/ Bill M. Conrad
                                           ----------------------------
                                           Bill M. Conrad, President





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